Mayr-Melnhof Karton AG
F-6 File No. :  333-8498

Effective July 24, 2007, the ordinary
shares will have no par value
Exhibit A
ANNEXED TO AND INCORPORATED
IN
     DEPOSIT AGREEMENT
FORM OF FACE OF ADR
CERTAIN RIGHTS OF THE HOLDER OF
THIS AMERICAN DEPOSITARY
RECEIPT MAY BE WITHHELD IN
ACCORDANCE WITH THE
PROVISIONS OF PARAGRAPH (8)
HEREOF, INCLUDING, WITHOUT
LIMITATION, VOTING RIGHTS AND
THE RIGHT TO RECEIVE DIVIDENDS
AND OTHER DISTRIBUTIONS
No. of ADSs:
Number
Each ADS represents one fourth of one
Share
CUSIP:

THE BANK OF NEW YORK

AMERICAN DEPOSITARY RECEIPT
evidencing
AMERICAN DEPOSITARY SHARES
representing

ORDINARY BEARER SHARES

of

MAYR-MELNHOF KARTON
AKTIENGESELLSCHAFT

(Incorporated under the laws of the Republic of Austria)
      The Bank of New York, as
depositary hereunder (the Depositary),
hereby certifies that _____________ is the registered owner (a Holder) of_____
American Depositary Shares (ADSs), each
(subject to Paragraphs (11) and (14))
representing one fourth of one common
share, par value ATS 100 (in words: one
hundred Austrian Schilling) each deposited under the Agreement (as defined below), including, subject to Paragraph (5) below, rights to receive ordinary bearer shares
(together Shares and, together with any
additional securities or cash from time to time held by the Depositary or the Custodian referred to below in respect or in lieu thereof, the Deposited Securities), of Mayr-
Melnhof Karton Aktiengesellschaft, a
corporation incorporated under the laws of the Republic of Austria (the Company), deposited at the Vienna office of Creditanstalt, as custodian (subject to
Section 7 of the Agreement referred to
below, the Custodian). This ADR is issued pursuant to the Deposit Agreement dated as of___________, 1998 (as amended from time to time, the Agreement) among the
Company, the Depositary and all Holders
and Beneficial Owners from time to time of American Depositary Receipts issued thereunder (ADRs), each of whom by accepting an ADR agrees to become a party thereto and to be bound by all of the terms and conditions thereof and hereof. Copies of the Agreement are on file at the Depositarys Office referred to below and at the office of the Custodian. This ADR
(which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of New York. The terms and conditions of the Agreement are hereby incorporated by reference.
(1) Withdrawal of Deposited
Securities. Subject to Paragraphs (4), (7) and (9), upon surrender of this ADR in form satisfactory to the Depositary accompanied by such instruments of transfer as the Depositary may require at the Depositarys
Office referred to below, the Holder hereof is entitled to delivery, as promptly as practicable, (i) in the case of Shares and other Deposited Securities that are eligible for deposit with Osterreichische
Kontrollbank Aktiengesellschaft (OKB), to an account designated by such Holder with OKB and (ii) in the case of Deposited
Securities that are not eligible for deposit with OKB, at the office of the Custodian, in each case of the whole number of Shares and other Deposited Securities at the time underlying this ADR. If, at the time of surrender, the number of Shares and other
Deposited Securities underlying this ADR is other than a whole number, the Holder hereof will be entitled to delivery, as provided above, of the whole number of Shares and other Deposited Securities underlying this ADR, together with a new
ADR evidencing any fractional Shares or
Deposited Securities not withdrawn.
(2) Register.  The Depositary
shall keep, at the office of the Depositary in The City of New York at which at any particular time its depositary receipt business is administered, which at the date of the Agreement is 101 Barclay Street, New
York, N.Y. 10286 (the Depositarys Office),
(a) a register (the Register) for the
registration, registration of transfer,
combination and split-up of ADRs, which at all reasonable times shall be open for inspection by Holders solely for the purpose of communicating with Holders in the interest of the business of the Company or a matter related to the Agreement and (b) facilities for the delivery and receipt of ADRs. The Depositary may close the Register at any time or from time to time when reasonably deemed expedient by it after consultation with the Company (if other than in the ordinary course of business) or when requested by the Company.
(3) Title to ADRs: Validity.
Title to this ADR, when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this ADR is registered on the Register as the absolute owner hereof for all purposes. This
ADR shall not be valid for any purpose
unless executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that, if a co-registrar for ADRs has been appointed, such signature may be facsimile if such ADR is countersigned by the manual signature of a duly authorized signatory of such co-registrar and dated by such signatory.
Dated:
Countersigned:
By
THE BANK OF NEW YORK,
as depositary
By Authorized Signatory
Kenneth A. Lopian
Senior Vice President

THE DEPOSITARYS CORPORATE
TRUST OFFICE IS LOCATED AT 101
BARCLAY STREET, NEW YORK, NEW
YORK 10286.


FORM OF REVERSE OF ADR
(4) Certain Limitations.  As a
condition precedent to the issue or
registration of any ADR (including upon a
transfer, split-up or combination), any
distribution in respect thereof or the
withdrawal of any Deposited Securities, the
Company, the Depositary or the Custodian
may require: (a) payment with respect
thereto of (i) any stock transfer or other tax
or other governmental charge and (ii) any
transfer or registration fees charged by third
parties for the transfer of any Deposited
Securities, (b) the production of (i) proof
satisfactory to it of the identity and
genuineness of any signature and (ii) such
other information as it may deem necessary
or proper consistent with the Agreement;
and (c) compliance with such regulations as
the Depositary may establish consistent with
the Agreement.  From time to time, the
Company, the Depositary or the Custodian
may also require such information as it may
deem necessary or proper consistent with the
Agreement.  The Depositary shall notify the
Company of any procedures established
pursuant to clauses (b) or (c) above.  The
issuance of ADRs, the acceptance of
deposits of Shares, the registration of
transfers of ADRs or the withdrawal of
Deposited Securities may be suspended,
generally or in particular instances, when the
Register or OKB is closed or when any such
action is reasonably deemed expedient by
the Depositary after consultation with the
Company.  Registrations of transfers of
ADRs and withdrawals of Deposited
Securities shall also be suspended when
requested by the Company, including for the
purpose of facilitating orderly voting of the
Deposited Securities.  Notwithstanding any
other provision of the Agreement or this
ADR, the withdrawal of Deposited
Securities may be restricted only for the
reasons set forth in General Instruction
I.A.(l) of Form F-6 under the U.S. Securities
Act of 1933, as amended (the Securities Act)
and no amendment shall impair such
requirements.
(5) Pre-release.  Unless requested
in writing by the Company to cease doing
so, the Depositary may, notwithstanding
Section 4 of the Agreement, execute and
deliver ADRs prior to the receipt of Shares
pursuant to Section 3 of the Agreement.
The Depositary may deliver Shares upon the
receipt and cancellation of Pre-released
ADRs, whether or not such cancellation is
prior to the termination of such Pre-release
or the Depositary knows that such ADR has
been Pre-released.  The Depositary may
receive ADRs in lieu of Shares in
satisfaction of a Pre-release.  Each Pre-
release will be (a) preceded or accompanied
by a written representation and agreement
from the person to whom ADRs are to be
delivered (the Pre-releasee) that the Pre-
releasee, or its customer, (i) owns the Shares
or ADRs to be remitted, as the case may be,
(ii) transfers all beneficial right, title and
interest in such Shares or ADRs, as the case
may be, to the Depositary in its capacity as
such and for the benefit of the Holders, and
(iii) will not take any action with respect to
such Shares or ADRs, as the case may be,
that is inconsistent with the transfer of
ownership (including, without the consent of
the Depositary, disposing of Shares or
ADRs, as the case may be, other than in
satisfaction of such Pre-release), (b) at all
times fully collateralized with cash, U.S.
government securities or such other
collateral as the Depositary determines, in
good faith, will provide substantially similar
liquidity and security, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject to such
further indemnities and credit regulations as
the Depositary deems appropriate.  The
number of Shares not deposited but
represented by ADSs outstanding at any
time as a result of Pre-releases will not
normally exceed thirty percent (30%) of the
Shares deposited hereunder; provided,
however, that the Depositary reserves the
right to disregard such limit from time to
time as it deems reasonably appropriate, and
may, with the prior written consent of the
Company, change such limit for purposes of
general application.  The Depositary will
also set U.S. dollar limits with respect to
Pre-release transactions to be entered into
hereunder with any particular Pre-releasee
on a case-by-case basis as the Depositary
deems appropriate.  For purposes of
enabling the Depositary to fulfill its
obligations to the Holders under the
Agreement, the collateral referred to in
clause (b) above shall be held by the
Depositary as security for the performance
of the Prereleasees obligations to the
Depositary in connection with a Pre-release
transaction, including the Pre-releasees
obligation to deliver Shares or ADRs upon
termination of a Pre-release transaction (and
shall not, for the avoidance of doubt,
constitute Deposited Securities hereunder).
The Depositary may retain for its own
account any compensation received by it in
connection with the foregoing.
(6) Representations and
Warranties.  Every person depositing Shares
under the Agreement is deemed to represent
and warrant that such Shares are validly
issued and outstanding, fully paid,
nonassessable and were not acquired in
violation of any pre-emptive rights, that the
person making such deposit is duly
authorized to do so and that such Shares
(A) are not restricted securities as such term
is defined in Rule 144 under the Securities
Act and may be offered or sold in the United
States in transactions that are exempt from
registration under the Securities Act or
(B) have been registered under the Securities
Act.  Such representations and warranties
shall survive the deposit of Shares and the
issuance and cancellation of this ADR.
(7) Taxes.  If any tax or other
governmental charge shall become payable
by or on behalf of the Custodian or the
Depositary with respect to this ADR, any
ADSs evidenced by this ADR, any
Deposited Securities underlying this ADR or
any distribution on any of the foregoing,
such tax or other governmental charge shall
be paid by the Holder hereof to the
Depositary.  The Depositary may refuse to
effect any registration of this ADR or any
withdrawal of the underlying Deposited
Securities until such payment is made.  The
Depositary may also deduct from any
distributions on or in respect of Deposited
Securities, or may sell by public or private
sale for the account of the Holder hereof all
or any part of such Deposited Securities
(after attempting by reasonable means to
notify the Holder hereof prior to such sale),
and may apply such deduction or the
proceeds of any such sale in payment of
such tax or other governmental charge.  The
Holder hereof shall remain liable for any
deficiency.  Upon any such sale, the
Depositary shall, if appropriate, reduce the
number of ADSs evidenced hereby to reflect
any such sale and shall distribute the net
proceeds of any such sale or the balance of
any such property after deduction of such
tax or other governmental charge to the
Holder hereof.
      (8)	Disclosure of Interests.  The
Depositary, the Holder and each Beneficial
Owner agree to comply with all applicable
provisions of Austrian law and the
Companys Articles of Association regarding
the notification of such persons interest in
Shares, which provisions at the date of the
Agreement include Sections 91 and 92 of
the Stock Exchange Act of 1989
(Borsegesetz 1989).  At the date of the
Agreement, the statutory notification
obligations of the Stock Exchange Act of
1989 apply to anyone whose holding, either
directly or by way of imputation pursuant to
the provisions of Section 92 of the Stock
Exchange Act of 1989, of voting rights in
the Company reaches or exceeds 5%, 10%,
25%, 50%, 75% or 90% or, after having
reached or exceeded any such threshold,
falls below that threshold.
      (9)	Charges of Depositary.  The
Depositary may charge, to the extent
permitted by applicable law and the rules of
any securities exchange on which the ADSs
are listed or admitted for trading, (a) each
person to whom ADRs are issued against
deposits of Shares, including ADRs issued
in respect of Share Distributions, Rights and
other Distributions (as such terms are
defined in Paragraph (11) and changes
affecting Deposited Securities (pursuant to
Paragraph (14)), and each person
surrendering ADRs for withdrawal of
Deposited Securities, up to U.S. $5.00 for
each 100 ADSs (or portion thereof)
evidenced by the ADRs delivered or
surrendered and (b) each Holder a fee of
$0.02 or less per ADS (or portion thereof)
for any cash distribution made pursuant to
the Agreement and this ADR and any
distribution of securities pursuant to
Paragraph 11(d).  The Company will pay all
other charges and expenses of the
Depositary and any agent of the Depositary
(except the Custodian) pursuant to
agreements from time to time between the
Company and the Depositary, except
(i) stock transfer or other taxes and other
governmental charges (which are payable by
Holders or persons depositing or
withdrawing Shares), (ii) cable, telex and
facsimile transmission and delivery charges
incurred at the request of persons depositing,
or Holders delivering Shares, ADRs or
Deposited Securities (which are payable by
such persons or Holders), (iii) any transfer
or registration fees charged by third parties
for transfer of any Deposited Securities in
connection with the deposit or withdrawal of
Deposited Securities (which are payable by
persons depositing Shares or Holders
withdrawing Deposited Securities) and
(iv) expenses of the Depositary in
connection with the conversion of foreign
currency into U.S. dollars (which are paid
out of such foreign currency).
      (10)	Available Information.  The
Agreement, the Companys Articles of
Association, and written communications
from the Company that are received by the
Custodian or the Depositary in accordance
with Section 11 of the Agreement, are
available for inspection by Holders at the
Depositarys Office and the office of the
Custodian.  The Depositary will mail copies
of such communications (or English
translations or summaries thereof) to
Holders when requested and furnished by
the Company.  The Company furnishes the
Securities and Exchange Commission with
certain public reports and documents
pursuant to Rule 12g3-2(b) under the U.S.
Securities Exchange Act of 1934.  Such
reports and documents may be inspected and
copied at the public reference facilities
maintained by the Commission located at
the date of the Agreement at Judiciary Plaza,
450 Fifth Street, N.W., Washington,
D.C. 20549.
      (11)	Distributions on Deposited
Securities.  Upon receipt by the Depositary
or the Custodian of any distribution on
Deposited Securities, and subject to Section
6 of the Agreement and to Paragraphs (4),
(7) and (9) of this ADR, the Depositary shall
as promptly as practicable distribute to each
Holder entitled thereto on the record date set
by the Depositary therefor, in proportion to
the number (including any fractional
number) of Deposited Securities (on which
the following distributions are received by
the Custodian) underlying such Holders
ADRs:
      (a)	Cash.  Any U.S. dollars
available to the Depositary resulting from a
cash dividend or other cash distribution or
the net proceeds of sales of any other
distribution or portion thereof authorized in
this Paragraph (11) (Cash), on an averaged
or other practicable basis, subject to
appropriate adjustments for (i) taxes or other
governmental charges withheld, (ii) such
distribution being unlawful or impracticable
with respect to certain Holders, and
(iii) deduction of the Depositarys expenses
in (1) converting any foreign currency into
U.S. dollars and (2) making any sale by
public or private means in any commercially
reasonable manner.  Only whole U.S. dollars
and cents will be distributed (any fractional
cents shall be rounded to the nearest whole
cent and so distributed to the Holders
entitled thereto).
      (b)	Shares.  (i) Additional ADRs
evidencing whole ADSs representing any
Shares available to the Depositary resulting
from a dividend or free distribution on
Deposited Securities consisting of Shares (a
Share Distribution) and (ii) U.S. dollars
available to it resulting from the net
proceeds of sales of Shares received in a
Share Distribution, which Shares would give
rise to fractional ADSs if additional ADRs
were issued therefor, as in the case of Cash.
If additional ADRs are not so distributed,
each ADR shall thenceforth also represent
any additional Shares distributed in
connection with a Share Distribution.
      (c)	Rights.  (i) To the extent the
Company so instructs and timely furnishes
to the Depositary evidence (the Company
having no obligation to so furnish such
evidence) satisfactory to the Depositary
(which may include a written opinion from
U.S. counsel to the Company) that the
Depositary may lawfully distribute the same,
warrants or other instruments representing
rights to acquire additional ADRs in respect
of any rights to subscribe for additional
Shares or rights of any nature available to
the Depositary as a result of a distribution on
Deposited Securities (Rights), or (ii) to the
extent the Company does not furnish such
evidence and/or so instructs the Depositary
and sales of Rights are practicable as
determined by the Depositary after
consultation with the Company (which sales
shall be effected as promptly as practicable
and, to the extent practicable, on the
principal Austrian stock exchange on which
the Shares are traded) , any U.S. dollars
available to the Depositary constituting the
net proceeds of sales of Rights, as in the
case of Cash, or (iii) failing either (i) or (ii),
nothing (and any Rights may lapse).
      If the Depositary has distributed
warrants or other instruments for rights to
Holders, then upon instruction to the
Depositary from such Holders to exercise
such rights and upon payment of such
Holders to the Depositary of all amounts in
connection therewith, the fees and expenses
of the Depositary and any other charges as
set forth in such warrants or other
instruments, the Depositary shall, on behalf
of such Holders, exercise the rights and
purchase the Shares, and the Company shall
cause the Shares so purchased to be
delivered to the Depositary on behalf of
such Holders.  As agent for such Holders,
the Depositary shall cause the Shares so
purchased to be deposited pursuant to the
Agreement, and shall, pursuant to the
Agreement, execute and deliver ADRs to
such Holders.  In the case of a distribution
pursuant to the previous paragraph, such
ADRs shall be legended in accordance with
applicable U.S. laws, and shall be subject to
the appropriate restrictions on sale, deposit,
cancellation, and transfer under such laws.
      (d)	Other Distributions.
(i) Securities available to the Depositary
resulting from any distribution on Deposited
Securities other than Cash, Share
Distributions and Rights (Other
Distributions), by any means that the
Depositary may deem, after consultation
with the Company, lawful, equitable and
practicable, or (ii) to the extent the
Depositary deems after consultation with the
Company distribution of such securities not
to be lawful, equitable or practicable, any
U.S. dollars available to the Depositary
constituting the net proceeds of the sale of
Other Distributions, as in the case of Cash.
To the extent that the Depositary
determines, after consultation with the
Company, that any distribution is not lawful
or practicable with respect to any Holder,
the Depositary may make such distribution
as it deems lawful and practicable, including
the distribution of foreign currency or
securities (or appropriate documents
evidencing the right to receive foreign
currency or securities), or retain the same as
Deposited Securities with respect to such
Holders ADRs (without liability for interest
thereon or the investment thereof).
Notwithstanding anything herein to the
contrary, the Company shall have no
obligation to either (i) register any ADSs,
Shares, Rights or other securities described
in this Paragraph (11) under the Securities
Act or (ii) take other actions to permit the
distribution of such ADSs, Shares, Rights or
other securities in accordance with
applicable U.S. securities laws.
      (12)	Record Dates.  The
Depositary shall fix a record date (which
date shall (a) in the case of a distribution,
unless otherwise agreed by the Company, be
the same date as the distribution date fixed
by the Company, and (b) in all other
circumstances, fixed after consultation with
the Company to the extent practicable) for
the determination of the Holders who shall
be entitled to receive any distribution on or
in respect of Deposited Securities, to give
instructions for the exercise of any voting
rights, to receive any notice or to act in
respect of other matters, and only Holders of
record on the close of business on such date
shall be so entitled.
      (13)	Voting of Deposited
Securities.  As promptly as practicable after
receipt from the Company of notice of any
meeting or solicitation of consents or
proxies of holders of Deposited Securities, if
requested in writing by the Company, the
Depositary shall, subject to applicable law
and the Companys Articles of Association,
mail to Holders (for forwarding to
Beneficial Owners) a notice (the Notice)
(a) containing such information as is
contained in the notice or solicitation sent by
the Company to the Depositary, (b) stating
that each Holder on the record date set by
the Depositary therefor will be entitled to
instruct the Depositary as to the exercise of
the voting rights, if any, pertaining to the
whole number of Deposited Securities
underlying such Holders ADRs and
(c) specifying how and when such
instructions may be given.  Upon receipt of
instructions of a Holder on such record date
in the manner and on or before the date
established by the Depositary for such
purpose, the Depositary shall endeavor,
insofar as practicable and permitted under
applicable law, the Companys Articles of
Association and the provisions of or
governing Deposited Securities, to vote or
cause to be voted the Deposited Securities
underlying such Holders ADRs in
accordance with such instructions.  Upon the
request of a Holder and subject to
compliance with any reasonable regulations
the Depositary may establish (which may
include the deposit or blocking of transfers
of such Holders ADRs), the Depositary will
endeavor to provide such Holder (or a
person designated by such Holder) with the
documentation necessary to attend a meeting
of holders of Deposited Securities; provided,
however, that Holders may exercise the
voting rights with respect to Deposited
Securities underlying their ADRs only
through the Depositary in accordance with
the first two sentences of this Paragraph 13.
            The Depositary shall not vote
or cause to be voted Deposited Securities,
other than in accordance with instructions
received from Holders of ADRs in the
manner provided for in the Notice.
Deposited Securities as to which no
instructions are received will not be voted.
            The Depositary will endeavor
to ensure that on any date on which it votes
or causes to be voted Deposited Securities
pursuant to this Paragraph (13), it will have
on deposit under the Agreement the number
of Deposited Securities with respect to
which it has received voting instructions
from Holders.  In the event that, on any such
date, the number of Deposited Securities on
deposit under the Agreement is less than the
number of Deposited Securities with respect
to which the Depositary has received voting
instructions, the Depositary shall vote or
cause to be voted such Deposited Securities
in accordance with such instructions
adjusting the number of Deposited
Securities voted on a pro-rated basis.
      (14)	Changes Affecting Deposited
Securities.  Subject to Paragraphs (4), (7)
and (9), upon any change in nominal or par
value, split-up or consolidation or other
reclassification of Deposited Securities, any
Share Distribution or Other Distribution not
distributed to Holders in accordance with
Paragraph (11), or any recapitalization,
reorganization, merger, liquidation or
similar corporate event or sale of all or
substantially all the assets of the Company,
any cash or securities received by the
Depositary in respect of any Deposited
Securities shall constitute Deposited
Securities hereunder, and each ADS
evidenced by this ADR shall automatically
represent its pro ~ interest in the Deposited
Securities as then constituted.  In any such
case, the Depositary may, and shall if the
Company so requests, distribute any part of
the cash or securities so received or execute
and deliver additional ADRs or call for the
surrender of outstanding ADRs to be
exchanged for new ADRs describing the
new Deposited Securities.
      (15)	Exoneration.  The
Depositary, the Company, their respective
officers, directors, affiliates and agents and
each of them shall:  (a) incur no liability
(i) if law, regulation, rule of any regulatory
authority or stock exchange, the provisions
of or governing any Deposited Security, act
of God, war or other circumstance beyond
its control shall prevent, delay or subject to
any civil or criminal penalty any act that the
Agreement or this ADR provides shall be
done or performed by it, or (ii) by reason of
any exercise or failure to exercise any
discretion given it in the Agreement or this
ADR; (b) assume no liability except to
perform its obligations to the extent they are
specifically set forth in this ADR and the
Agreement without negligence or bad faith;
(c) be under no obligation to appear in,
prosecute or defend any action, suit or other
proceeding in respect of any Deposited
Securities or this ADR; or (d) not be liable
for any action or inaction by it in reliance
upon the advice of or information from legal
counsel, accountants, any person presenting
Shares for deposit, any Holder, or any other
person in each case believed by it in good
faith to be competent to give such advice or
information.  The Depositary, the Company
and their respective agents may rely and
shall be protected in acting upon any written
notice, request, direction or other document
believed by them in good faith to be genuine
and to have been signed or presented by the
proper party or parties.  The Depositary and
its agents shall not be responsible for any
failure to carry out any instructions to vote
any of the Deposited Securities, for the
manner in which any such vote is cast or for
the effect of any such vote.  The Depositary
and its agents may own and deal in any class
of securities of the Company and its
affiliates and in ADRs.  In the Agreement,
the Company has agreed to indemnify the
Depositary under certain circumstances and
the Depositary has agreed to indemnify the
Company under certain circumstances.  No
disclaimer of liability under the Securities
Act is intended by any provision hereof or of
the Agreement.
      (16)	Amendment.  Subject to the
last sentence of Paragraph (4), the ADRs
and the Agreement may be amended by the
Company and the Depositary without
consent of the Holders, provided that any
amendment that imposes or increases any
fees or charges (other than those listed in
clauses (i) through (iv) of Paragraph (9)), or
that shall otherwise prejudice any substantial
existing right of Holders, shall become
effective 30 days after notice of such
amendment shall have been given to the
Holders.  Every Holder, at the time any
amendment so becomes effective, shall be
deemed, by continuing to hold an ADR, to
consent and agree to such amendment and to
be bound by the ADRs and the Agreement
as amended thereby.
      (17)	Termination.  The Depositary
shall, at the written direction of the
Company, terminate the Agreement and this ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. The Depositary may terminate the Agreement, after giving notice to the Holders as set forth in the preceding sentence of this Paragraph (17), at any time
60 days or more after the Depositary shall have delivered to the Company its written resignation, or after the Company shall have delivered to the Depositary its written notice of removal, provided that no successor depositary shall have been appointed and accepted its appointment as provided in
Section 10 of the Agreement before the end of such 60 days. After the date so fixed for termination, the Depositary and its agents shall perform no further acts under the Agreement and this ADR, except to advise
Holders of such termination, receive and hold (or sell) distributions on Deposited
Securities and deliver Deposited Securities being withdrawn together with any such distributions on Deposited Securities. As soon as practicable after the expiration of one year from the date so fixed for termination, the Depositary shall, to the extent practicable, sell the Deposited
Securities and shall thereafter (as long as it may lawfully do so) hold the net proceeds of such sales, together with any other cash then held by it under the Agreement, uninvested for the benefit of the Holders and without liability for interest, for the pro rata benefit of the Holders of ADRs not theretofore surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Agreement and this ADR, except to account for such net proceeds and other cash and its indemnification obligations to the Company.
After the date so fixed for termination, the Company shall be discharged from all obligations under the Agreement except for its indemnification and payment obligations to the Depositary.

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NY12533:217310.1


NY12533:217310.1
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NY12533:217310.1